UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 5, 2015, YRC Worldwide Inc. (the “Company”) announced its results of operations and financial condition for the three months and fiscal year ended December 31, 2014. A copy of the press release announcing the results of operations and financial condition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events

Effective February 4, 2015, the Company, the Company’s subsidiaries that are borrowers under the ABL facility, more than a majority of the lenders under the ABL facility (the “Consenting Lenders”) and Citizens Business Capital, in its capacity as administrative agent under the ABL facility (the “ABL Agent”), entered into a Limited Waiver and Consent. Pursuant to the Limited Waiver and Consent, the Company and the other borrowers obtained waivers and consents to eliminate any consequences from a technical, administrative error resulting from the Company depositing the requisite amount of eligible borrowing base cash in a restricted account with the ABL Agent prior to delivery of the January 15, 2015 borrowing base certificate but after the month end December 31, 2014. Throughout the intervening period of time, the ABL Agent had a perfected security in all such cash. The Company paid a five basis point waiver fee on the commitments of the Consenting Lenders to obtain such waivers and consents.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Stephanie D. Fisher
Stephanie D. Fisher
Vice President and Controller

Date: February 5, 2015

3